Exhibit 99.1 Tier Technologies, Inc. 11130 Sunrise Valley Drive, Suite 300 Reston, VA 20191 CONTACT: Ronald W. Johnston, Chief Financial Officer rjohnston@tier.com (571) 382-1000

Tier Reports Fiscal 2010 Second Quarter Results

RESTON, VA, May 10, 2010 – Tier Technologies, Inc. (Nasdaq: TIER), a leading provider of electronic payment solutions for the biller direct market, today announced results for the quarter ended March 31, 2010 and provided updates on continuing strategic growth initiatives.

Results of Operations

Second Quarter Fiscal 2010 Results

For the quarter ended March 31, 2010, Tier reported revenues from Continuing Operations of $30.7 million, a 7.2% increase over the same quarter last year.  Net loss from Continuing Operations was $(0.8) million, or $(0.04) per fully diluted share.

Continuing Operations include Electronic Payment Solutions, or EPS, and certain wind-down businesses.  On a standalone basis, our EPS business reported quarterly gross revenues of $30.0 million, or a 10.0% increase over the same quarter last year.  Our general, administrative, selling and marketing expenses, which support our Continuing Operations, were $7.6 million, a decrease of $1.8 million, or 19.0%, from the same quarter last year.

Management’s Comments

Ronald L. Rossetti, Chief Executive Officer of Tier Technologies, Inc., stated, “I am pleased to report adjusted EBITDA from EPS Operations for the second quarter of FY2010 of $0.8 million as compared with a loss in adjusted EBITDA from EPS Operations of ($1.5) million in the same quarter of FY2009.  These results reflect a positive improvement of $2.3 million.”

“These positive results, in spite of the impact of current economic conditions especially on our largest verticals of Federal and State and Local tax, demonstrate that our strategies being deployed in the biller direct market are successful.”

Tier defines EPS Net Revenue as revenue less wind-down revenue, discount fees, processing and interchange costs  and adjusted EBITDA from EPS Operations as net income from our EPS business before interest expense net of interest income, income taxes, depreciation and amortization and stock-based compensation in both equity and cash.

The following table shows a reconciliation of revenue to EPS Net Revenue for the three months ended March 31, 2010 and 2009 (in thousands):

	Three months ended
	March 31,
	2010	2009	Change

Revenue	$30,674	$28,608	$2,066
Less Wind-down Revenue	689	1,340	(651)
EPS Gross Revenue	29,985	27,268	2,717

Discount Fees, Interchange & Processing Costs	20,580	19,080	1,500

EPS Net Revenue	$9,405	$8,188	$1,217

Net Revenue Percentage Increase			14.9%

The following table shows a reconciliation of net income/(loss) from Continuing  Operations to adjusted EBITDA from EPS Operations and adjusted EBITDA from Continuing Operations for the three months ended March 31, 2010 and 2009 (in thousands):

	EPS			Wind-down			Continuing Operations
	Fiscal Quarter 2			Fiscal Quarter 2			Fiscal Quarter 2
	FY10	FY09	Change	FY10	FY09	Change	FY10	FY09	Change
Net Income/(Loss)	$(779)	$(2,777)	$1,998	$(30)	$(182)	$152	$(809)	$(2,959)	$2,150
Adjustments:
Depreciation/Amortization	1,329	1,147	182	306	499	(193)	1,635	1,646	(11)
Stock/Cash based Comp	572	370	202	―	―	―	572	370	202
Taxes	(145)	1	(146)	―	―	―	(145)	1	(146)
Less:
Interest Income, net	173	253	(80)	―	―	―	173	253	(80)
Adjusted EBITDA	$804	$(1,512)	$2,316	$276	$317	$(41)	$1,080	$(1,195)	$2,275

EPS revenues, EPS Net Revenues, adjusted EBITDA from EPS Operations and adjusted EBITDA from Continuing Operations are non-GAAP financial measures.  Tier’s management believes these measures are useful for evaluating performance against peer companies within its industry, and provide investors with additional transparency with respect to financial measures used by management in its financial and operational decision-making.  Non-GAAP financial measures should not be considered a substitute for the reported results prepared in accordance with US GAAP.  Tier’s definition used to calculate non-GAAP financial measures may differ from those used by other companies.

Liquidity

As of March 31, 2010, Tier had $63.8 million in cash and marketable securities, and $7.4 million in restricted investments, for a total of $71.2 million.  Tier currently holds $26.0 million in auction rate securities as long-term investments.  These investments are revenue bonds and asset-backed notes issued by state agencies.  The investments are AAA-rated and collateralized with student loans and guaranteed under the Federal Family Education Loan Program.  Tier has no short-term or long-term debt.

Conference Call

Tier will host a conference call Tuesday, May 11, 2010 at 5:00 p.m. Eastern Time to discuss these results.  To access the conference call, please dial (888) 445-7818 and provide pass code TierQ2.  The conference call is also available live via the Internet at www.tier.com.  Participants via the Web will need to provide conference ID# 7809242 and pass code TierQ2.  A replay will be available at 8:00 p.m. Eastern Time on Tuesday, May 11, 2010 at www.tier.com or by calling (866) 455-0163 and entering conference ID # 7809242 and pass code TierQ2.  The replay will be available until 11:59 p.m. Eastern Time on May 25, 2010.

About Tier Technologies, Inc.

Tier Technologies, Inc. is a leading provider of electronic payment solutions in the biller direct market.  Headquartered in Reston, Virginia, the company provides over 3,900 electronic payment clients in all 50 states and the District of Columbia with enhanced payment services that include multiple payment choices, payment channels, and bill payment products and services.  Tier serves clients in multiple markets including federal, state, and local governments, educational institutions, utilities and commercial clients primarily through its wholly-owned subsidiary, Official Payments Corporation.  For more information, see www.tier.com and www.officialpayments.com.

Statements made in this press release that are not historical facts are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements relate to future events or Tier’s future financial and/or operating performance and generally can be identified as such because the context of the statement includes words such as “may,” “will,” “intends,” “plans,” “believes,” “anticipates,” “expects,” “estimates,” “shows,” “predicts,” “potential,” “continue,” or “opportunity,” the negative of these words or words of similar import.  Tier undertakes no obligation to update any such forward-looking statements.  Each of these statements is made as of the date hereof based only on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties.  Actual events or results may differ materially from those projected in any of such statements due to various factors, including, but not limited to:  general economic conditions, which affect Tier’s financial results in all our markets, which we refer to as “verticals,” including our property tax vertical; the timing and the cost of consolidating our payment processing platforms; our ability to grow EPS Net Revenue while keeping costs relatively fixed; the potential loss of funding by clients, including due to government budget shortfalls or revisions to mandated statutes; the timing, initiation, completion, renewal, extension or early termination of client projects; our ability to realize revenues from our business development opportunities; the impact of governmental investigations or litigation; and unanticipated claims as a result of project performance, including due to the failure of software providers or subcontractors to satisfactorily complete engagements.  For a discussion of these and other factors which may cause our actual events or results to differ from those projected, please refer to our quarterly report on Form 10-Q for our fiscal quarter ended March 31, 2010, filed with the SEC.

TIER TECHNOLOGIES, INC.
Consolidated Balance Sheets

(in thousands)	March 31, 2010	September 30, 2009
	(unaudited)
ASSETS:
Current assets:
Cash and cash equivalents	$32,435	$21,969
Investments in marketable securities	5,397	4,499
Restricted investments	1,361	1,361
Accounts receivable, net	3,128	4,790
Settlements receivable, net	11,806	10,592
Prepaid expenses and other current assets	2,028	2,239
Total current assets	56,155	45,450

Property, equipment and software, net	10,604	7,990
Goodwill	17,348	17,329
Other intangible assets, net	9,745	12,038
Investments in marketable securities	25,983	31,169
Restricted investments	6,000	6,000
Other assets	750	571
Total assets	$126,585	$120,547

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$146	$84
Settlements payable	22,136	13,911
Accrued compensation liabilities	2,313	3,213
Accrued discount fees	4,795	5,343
Other accrued liabilities	2,851	3,425
Deferred income	578	861
Total current liabilities	32,819	26,837
Other liabilities	2,459	1,121
Total liabilities	35,278	27,958

Commitments and contingencies

Shareholders’ equity:
Preferred stock, no par value; authorized shares: 4,579; no shares issued and outstanding	—	—
Common stock, $0.01 par value, and paid-in capital; shares authorized: 44,260; shares issued: 20,687 and 20,687; shares outstanding: 18,151 and 18,238	192,787	192,030
Treasury stock—at cost, 2,536 and 2,449 shares	(21,020)	(20,271)
Accumulated other comprehensive loss	(1)	—
Accumulated deficit	(80,459)	(79,170)
Total shareholders’ equity	91,307	92,589
Total liabilities and shareholders’ equity	$126,585	$120,547

TIER TECHNOLOGIES, INC.
Consolidated Statements of Operations
(unaudited)

	Three months ended March 31,		Six months ended March 31,
(in thousands, except per share data)	2010	2009	2010	2009
Revenues	$30,674	$28,608	$63,442	$58,348

Costs and expenses:
Direct costs	22,536	20,771	46,628	43,189
General and administrative	6,192	7,512	12,519	14,142
Selling and marketing	1,438	1,912	3,039	3,228
Depreciation and amortization	1,635	1,624	3,243	3,084
Total costs and expenses	31,801	31,819	65,429	63,643
Loss from continuing operations before other income/(loss) and income taxes	(1,127)	(3,211)	(1,987)	(5,295)

Other income/(loss):
Gain/(loss) on investments	2	13	14	(99)
Interest income, net	171	240	298	544
Total other income	173	253	312	445

Loss from continuing operations before income taxes	(954)	(2,958)	(1,675)	(4,850)
Income tax (benefit)/provision	(145)	1	(145)	1

Loss from continuing operations	(809)	(2,959)	(1,530)	(4,851)
Gain/(loss) from discontinued operations, net	295	(2,402)	241	(5,664)

Net loss	$(514)	$(5,361)	$(1,289)	$(10,515)

(Loss)/income per share—Basic and diluted:
From continuing operations	$(0.04)	$(0.15)	$(0.08)	$(0.24)
From discontinued operations	0.01	(0.12)	0.01	(0.29)
Loss per share—Basic and diluted	$(0.03)	$(0.27)	$(0.07)	$(0.53)

Weighted average common shares used in computing:
Basic and diluted loss per share	18,151	19,711	18,154	19,723

TIER TECHNOLOGIES, INC.
Consolidated Statements of Cash Flows
(unaudited)
	Six months ended March 31,
(in thousands)	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,289)	$(10,515)
Less: Gain/(loss) from discontinued operations, net	241	(5,664)
Loss from continuing operations, net	(1,530)	(4,851)
Non-cash items included in net loss:
Depreciation and amortization	3,243	3,131
Provision for doubtful accounts	511	116
Deferred rent	165	—
Share-based compensation	1,079	838
(Gain)/loss on trading investments	(14)	99
Other	(6)	7
Net effect of changes in assets and liabilities:
Accounts and settlements receivable, net	(63)	(11,407)
Prepaid expenses and other assets	(272)	(85)
Accounts and settlements payable and accrued liabilities	6,175	14,845
Income taxes receivable	49	(61)
Deferred income	(283)	(609)
Cash provided by operating activities from continuing operations	9,054	2,023
Cash provided by (used in) operating activities from discontinued operations	241	(4,822)
Cash provided by (used in) operating activities	9,295	(2,799)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale securities	(6,897)	(21,460)
Maturities of available-for-sale securities	5,998	13,878
Sales of trading securities	5,200	—
Maturities of restricted investments	—	500
Purchase of equipment and software	(2,605)	(1,283)
Additions to goodwill—ChoicePay acquisition	(19)	(6,896)
Collection on note receivable	261	—
Proceeds from sale of discontinued operations	—	1,255
Cash provided by (used in) investing activities from continuing operations	1,938	(14,006)
Cash used in investing activities from discontinued operations	―	(437)
Cash provided by (used in) investing activities	1,938	(14,443)
CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of company stock	(749)	(639)
Capital lease obligations and other financing arrangements	(18)	(9)
Cash used in financing activities	(767)	(648)
Net increase (decrease) in cash and cash equivalents	10,466	(17,890)
Cash and cash equivalents at beginning of period	21,969	47,735
Cash and cash equivalents at end of period	$32,435	$29,845

TIER TECHNOLOGIES, INC.
Consolidated Statement of Operations—Continuing Operations

(in thousands)	EPS	Wind- down	Total
Three months ended March 31, 2010:
Revenues	$29,985	$689	$30,674
Costs and expenses:
Direct costs	22,223	313	22,536
General and administrative	6,092	100	6,192
Selling and marketing	1,438	—	1,438
Depreciation and amortization	1,329	306	1,635
Total costs and expenses	31,082	719	31,801
Loss from continuing operations before other income and income taxes	(1,097)	(30)	(1,127)
Other income:
Interest income	171	—	171
Gain on investments	2	—	2
Total other income	173	—	173
Loss from continuing operations before taxes	(924)	(30)	(954)
Income tax benefit	(145)	—	(145)
Loss from continuing operations	$(779)	$(30)	$(809)

(in thousands)	EPS	Wind- down	Total
Three months ended March 31, 2009:
Revenues	$27,268	$1,340	$28,608
Costs and expenses:
Direct costs	20,149	622	20,771
General and administrative	7,092	420	7,512
Selling and marketing	1,909	3	1,912
Depreciation and amortization	1,147	477	1,624
Total costs and expenses	30,297	1,522	31,819
Loss from continuing operations before other income and income taxes	(3,029)	(182)	(3,211)
Other income:
Interest income, net	240	—	240
Gain on investment	13	—	13
Total other income	253	—	253
Loss from continuing operations before taxes	(2,776)	(182)	(2,958)
Income tax provision	1	—	1
Loss from continuing operations	$(2,777)	$(182)	$(2,959)

TIER TECHNOLOGIES, INC.
Consolidated Statement of Operations—Continuing Operations

(in thousands)	EPS	Wind- down	Total
Six months ended March 31, 2010:
Revenues	$61,905	$1,537	$63,442
Costs and expenses:
Direct costs	46,055	573	46,628
General and administrative	12,313	206	12,519
Selling and marketing	3,039	—	3,039
Depreciation and amortization	2,664	579	3,243
Total costs and expenses	64,071	1,358	65,429
(Loss)/income from continuing operations before other income and income taxes	(2,166)	179	(1,987)
Other income:
Interest income, net	298	—	298
Gain on investment	14	—	14
Total other income	312	—	312
(Loss)/income from continuing operations before taxes	(1,854)	179	(1,675)
Income tax benefit	(145)	—	(145)
(Loss)/income from continuing operations	$(1,709)	$179	$(1,530)

(in thousands)	EPS	Wind- down	Total
Six months ended March 31, 2009:
Revenues	$55,509	$2,839	$58,348
Costs and expenses:
Direct costs	41,987	1,202	43,189
General and administrative	13,382	760	14,142
Selling and marketing	3,223	5	3,228
Depreciation and amortization	2,126	958	3,084
Total costs and expenses	60,718	2,925	63,643
Loss from continuing operations before other income/(loss) and income taxes	(5,209)	(86)	(5,295)
Other income/(loss):
Interest income, net	544	—	544
Loss on investment	(99)	—	(99)
Total other income	445	—	445
Loss from continuing operations before taxes	(4,764)	(86)	(4,850)
Income tax provision	1	—	1
Loss from continuing operations	$(4,765)	$(86)	$(4,851)